Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Amendment No. 5) of our report dated March 6, 2026 with respect to the audited consolidated financial statements of Black Hawk Acquisition Corporation for the years ended November 30, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 10, 2026